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                                                                    EXHIBIT 23.2


                  [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to references to Lee Keeling as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-K for the year ended December 31, 2000 for EXCO Resources, Inc., a Texas corporation, that was derived from our reserve reports incorporated by reference in the Registration Statement Form S-3 (No. 333-49135) and related Prospectus for the registration of 2,112,491 shares of its Common Stock and Registration Statement Form S-8 (No. 333-64331) EXCO Resources, Inc. 1998 Stock Option Plan, EXCO Resources, Inc. 1998 Director Compensation Plan both of EXCO Resources, Inc.


                                           LEE KEELING AND ASSOCIATES, INC.




                                           By: /s/ KENNETH RENBERG
                                              -------------------------------
                                              Kenneth Renberg, Vice President



Tulsa, Oklahoma
March 19, 2001